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                                                                    EXHIBIT 23.1

             INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULES

To the Board of Directors and Stockholders of JDA Software Group, Inc.
Phoenix, Arizona

     We consent to the use in this Registration Statement of JDA Software Group, Inc. on Form S-1 of our report dated January 20, 1996, appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

     Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of JDA Software Group, Inc., listed in Item 16b. The financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

DELOITTE & TOUCHE LLP

Phoenix, Arizona
November 6, 1996